Exhibit 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                  YP.NET, INC.

YP.NET, INC. (the "Corporation"), a corporation organized and existing under the Nevada Revised Statues ("NRS") of the State of Nevada does hereby certify:

I. The Corporation, pursuant to the provisions of NRS 78.403, hereby adopts these Amended and Restated Articles of Incorporation (the "Restated Articles"), which accurately restate and integrate the Restated Articles of Incorporation filed on January 11, 1999 and all amendments thereto or Certificates of Designation filed thereafter that are in effect to date as permitted by NRS 78.385.

II. Each amendment made by these Restated Articles has been effected in conformity with the provisions of the NRS. The Restated Articles and each amendment thereto were duly approved and adopted by unanimous written consent of the Corporation's Board of Directors on December 31, 2003. These Restated Articles and each amendment made hereunder were approved and adopted by the holders of at least a majority of the Corporation's issued and outstanding capital stock entitled to vote on such amendments at the Corporation's Annual Meeting of Stockholders held on April 2, 2004. The number of shares outstanding at the time of such adoption was 55,567,636 and the number of shares entitled to vote thereon was 49,985,802. The number of shares that voted to approve the amendments and these Restated Articles was 35,131,880, which was sufficient for approval.

III. The original Articles of Incorporation and all amendments, restatements and supplements thereto are hereby superseded by these Restated Articles, which are as follows:

     1.   Name.  The  name  of  the corporation is YP Corp. (the "Corporation").
          ----

     2.   Capital  Stock.  The Corporation is authorized to issue two classes of
          --------------
stock. One class of stock shall be Common Stock, par value, $0.001. The second class of stock shall be Preferred Stock, par value $0.001. This Corporation is authorized to issue 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

          2.1. Common Stock.  Each  share of Common Stock issued and outstanding
               ------------
shall be entitled to one vote on all matters. Shares of such Common Stock may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine. Fully paid shares of Common Stock of this Corporation shall not be liable to any further call or assessment. Dividends may be declared and paid on the Common Stock only out of funds legally available therefore. Upon the sale of substantially all of the stock or assets of the Corporation in a non-public transaction or dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, after all liquidation preferences payable to any series of Preferred Stock entitled thereto have been satisfied, the remaining net assets of the

Corporation shall be distributed to the holders of Common Stock and any similarly situated stockholders who are not entitled to any liquidation preference (or, if there be an insufficient amount to pay all such stockholders, then ratably among such holders).

          2.2. Preferred  Stock.
               ----------------

               (a) The Preferred Stock not so specifically designated may be designated in the future by action of the Board of Directors of the Corporation and otherwise in accordance with the applicable provisions of the NRS. The designated series of Preferred Stock shall have such powers, designations, preferences and relative, participating or optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Corporation's Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the manner in which such facts shall operate upon such powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

               (b) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class of series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

     3.   Designation  and  Amount  of Series E Convertible Preferred Stock.  In
          -----------------------------------------------------------------
accordance  with  the  foregoing  Section  2.2, the Corporation has authorized a
                                  ------------
series of Preferred Stock, which shall be designated as Series E Convertible Preferred Stock (the "Series E Preferred Convertible Stock"). The number of shares constituting the Series E Preferred Stock shall be 200,000, par value $0.001. The Series E Preferred Stock has the voting powers, preferences, relative, participating, limitations, qualifications, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below.

          3.1. Dividends.
               ---------

               (a) The holders of outstanding shares of Series E Convertible Preferred Stock shall be equally entitled to receive preferential dividends in cash out of any funds of the Corporation legally available at the time for declaration of dividends, at the dividend rates applicable to each such series, as set forth herein, before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock, or other class of stock presently authorized or to be authorized (the Common Stock, and such other stock being hereinafter collectively the "Junior Stock") as follows:
Series E Convertible Preferred Stock shall receive dividends at the rate of 5% per annum on the liquidation preference per shares, payable each March 31, June 30, September 30 and December 31, commencing with the first such date following the issuance of such stock. Dividends shall accumulate from the date of issuance, until the first payment date, at which time all accumulated dividends and dividends from the date of issuance shall be paid if funds are legally available at such time. If funds are not legally available at such time, dividends shall continue to accumulate until they can be paid from legally available funds.

               (b) The dividends on the Series E Convertible Preferred Stock at the rate provided above shall be cumulative whether or not earned so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series E Convertible Preferred Stock then outstanding from the date from and after which dividends thereon are cumulative to the end of the quarterly dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series E Convertible Preferred Stock for the then current dividend period shall not have been paid or declared and set apart for payment (but without interest thereon) before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of any shares of any other class of stock ranking on a parity with the Series E Convertible Preferred Stock ("Parity Stock") and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of Junior Stock.

               (c) Dividends on all shares of the Series E Convertible Preferred Stock shall begin to accrue and be cumulative from and after the date of issuance thereof. A dividend period shall be deemed to commence on the day following a quarterly dividend payment date herein specified and to end on the next succeeding quarterly dividend payment date herein specified.

          3.2. Liquidation  Preference.  Upon  the  sale of substantially all of
               -----------------------
the stock or assets of the Corporation in a non-public transaction or dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series E Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, before any distribution or payment is made upon the Common Stock or any other series or Preferred Stock, an amount in cash equal to $.30 per share, plus any accrued but unpaid dividends (or, if there be an insufficient amount to pay all Series E Convertible Preferred Stockholders, then ratably among such holders).

          3.3. Voting  Rights.  The  holders  of  shares of Series E Convertible
               --------------
Preferred  Stock  shall  have  no  voting  rights,  except  as  required by law.

          3.4. Conversion  of  Series  E  Convertible  Preferred  Stock.
               ---------------------------------------------------------

               (a)  Holder's  Right  to  Convert.

                    (i) Conversion. The record Holder of the Series E Convertible Preferred Stock shall be entitled, after two years from the initial issuance of the Series E Convertible Preferred Stock and from time to time thereafter, at the office of the Corporation or any transfer agent for the Series E Convertible Preferred Stock, to convert all or portions of the

Series E Convertible Preferred Stock held by such Holder, on a one for one basis into shares of the Common Stock, together with payment by the holder of $.045 per converted share.

                    (ii) Mechanics  of  Conversion.

                         (1)  In order to convert Series E Convertible Preferred
Stock into full shares of Common Stock, the holder shall (i) transmit a facsimile copy of the fully executed notice of conversion in the form provided by the Corporation ("Notice of Conversion") to the Corporation, which notice shall specify the number of shares of Series E Convertible Preferred Stock to be converted, prior to midnight, New York City time (the "Conversion Notice Deadline"), on the date of conversion specified on the Notice of Conversion, and
(ii) promptly surrender the original certificate or certificates therefor, duly endorsed, and deliver the original Notice of Conversion by either overnight courier or 2-day courier, to the office of the Corporation or of any transfer agent for the Series E Convertible Preferred Stock, together with payment by certified or bank check for $.045 per converted share; provided, however, that the Corporation shall not be obligated to issue certificates evidencing such Series E Convertible Preferred Stock unless either the certificates evidencing such Series E. Convertible Preferred Stock are delivered to the Corporation or its transfer agent as provided above or the Holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of the certificate or certificates ("Stock Certificates") representing shares of Series E Convertible Preferred Stock and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Stock Certificate(s) of like tenor and date. No fractional shares of Common Stock shall be issued upon conversion of the Series E Convertible Preferred Stock. In lieu of any fractional share to which the Holder would otherwise be entitled, the Corporation shall pay cash to such Holder in an amount equal to such fraction multiplied by the value of the Common Stock as determined in good faith by the Corporation's Board of Directors. In the case of a dispute as to the calculation of the Conversion Price, the Corporation's calculation shall be deemed conclusive absent manifest error.

                         (2)  The  Corporation  shall  issue  and deliver at the
address of the Holder on the books of the Corporation (i) a certificate or certificates for the number of shares of Common Stock equal to the Conversion Number for the shares of Series E Convertible Preferred Stock being so converted and (ii) a certificate representing the balance of the shares of Series E Convertible Preferred Stock not so converted, if any. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided that the copy of the Notice of Conversion is faxed to the Corporation before midnight, New York City time, on the Date of Conversion. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

               (b)  Adjustment  to  Conversion.

                    (i) If, prior to the conversion of all Series E Convertible Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, then the holders of Series E Convertible Preferred Stock shall thereafter have the right to purchase and receive upon conversion of Series E Convertible Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Series E Convertible Preferred Stock held by such holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case, appropriate provisions shall be made with respect to the rights and interests of the Holders of the Series E Convertible Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the number of shares issuable upon conversion of the Series E Convertible Preferred Stock otherwise set forth in this Section (b)) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Corporation shall not effect any transaction described herein unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation to deliver to the holders of the Series E Convertible Preferred Stock such shares of stock and/or securities as, in accordance with the foregoing provisions, the holders of the Series E Convertible Preferred Stock may be entitled to purchase.

                    (ii) If any adjustment under this section would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional shares shall be disregarded, and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

     4.   Perpetual  Existence.  The  existence  of  the  Corporation  will  be
          --------------------
perpetual.

     5.   Board  of Directors.  The affairs of the Corporation shall be governed
          -------------------
by a Board of Directors. Subject to any rights to elect directors ("Preferred Stock Directors") granted to the holders of any series of Preferred Stock as set forth in the Certificate of Designation for such series or class of Preferred Stock, the number of persons to serve on the Board of Directors, and the number of directors in each class of directors, shall be fixed as set forth in the Bylaws and such number may be increased or decreased from time to time in such manner as provided by the Bylaws, but the number of directors shall never be less than three. Directors of the Corporation need not be residents of the State of Nevada and need not own shares of the Corporation's stock.

          5.1. Classified  Board.
               ------------------

               (a) Other than with respect to any Preferred Stock Directors, the Board of Directors shall be divided into three classes as nearly equal in number as possible (each, a "Class"), known as Class I, Class II and Class III. Directors of Class I first chosen at the annual meeting of stockholders held in 2004 shall hold office until the third annual meeting of the stockholders following their election, such annual meeting of the stockholders to be held in 2007; directors of Class II first chosen at the annual meeting of stockholders held in 2004 shall hold office until the second annual meeting following their election, such annual meeting of the stockholders to be held in 2006; and directors of Class III first chosen at the annual meeting of stockholders held in 2004 shall hold office until the first annual meeting following their election, such annual meeting of the stockholders to be held in 2005. At each annual meeting of stockholders beginning with the annual meeting of stockholders held in 2005, directors chosen to succeed those whose terms then expire shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election. Other than with respect to any Preferred Stock Directors, when the number of directors is changed, any newly created directorships or any decreases in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. When the number of directors is increased by the Board of Directors (other than as a result of the establishment of any Preferred Stock Directors) and the resultant vacancies are filled by the Board of Directors, such additional directors shall serve only until the next annual meeting of stockholders, at which time they shall be subject to election and classification by the stockholders. In the event that any director is elected by the Board of Directors to fill a vacancy that occurs as a result of the death, resignation, or removal of another director, such director shall hold office until the annual meeting of stockholders at which the director who died, resigned, or was removed would have been required, in the regular order of business, to stand for re-election, even though such term may thereby extend beyond the next annual meeting  of  stockholders.  Each  director  who  is  elected as provided in this
Section  5 shall serve until his or her successor is duly elected and qualifies.
----------

               (b) Notwithstanding any other provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation, any director or all the directors of a single class (but not the entire Board of Directors) of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article 5 shall not apply with respect to the director or directors elected by such holders of preferred stock.

     6.   Action by Written Consent.  No action that is required or permitted to
          -------------------------
be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors of the Corporation.

     7.   Cumulative  Voting.  There  shall  be  no  cumulative  voting  by
          ------------------
stockholders of any class or series in the election of directors of the Corporation.

     8.   Distributions  to  Stockholders.  Except as set forth in these Amended
          -------------------------------
and Restated Articles or the Certificate of Designations for any series or class of Preferred Stock, the Board of Directors of the Corporation may, from time to time, distribute to its stockholders a portion of its assets in cash or property, whether or not the distribution, after giving it effect, would cause the Corporation's total assets to be less than the sum of the total liabilities plus the amount that would be needed, if dissolution were to occur at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. The Board of Directors may base a determination that a distribution is permitted hereunder on (i) financial statements prepared on the basis of accounting practices that are reasonable under the circumstances; (ii) a fair valuation, including, but not limited to, unrealized appreciation and depreciation; or (iii) any other method that is reasonable in the circumstances.

     9.   Director  and  Officer  Liability.  A  director  and  officer  of  the
          ---------------------------------
Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or (ii) for authorizing any distribution in violation of Section 78.300 of the NRS. If the NRS is amended after approval by the stockholders of this Article to authorize corporate action further eliminating the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification. No amendment to the NRS that further limits the acts, omissions or transactions for which elimination or limitation of liability is permitted shall affect the liability of a director or officer for any act, omission or transaction which occurs prior to the effective date of such amendment.

     10.  Indemnification.  The  Corporation  shall,  to  the  fullest  extent
          ---------------
permitted by Section 78.75 of the NRS, as the same may be amended, supplemented or replaced from time to time, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Pursuant to said Section 78.751 of the NRS, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

     11.  Amendment  of  Articles  of  Incorporation.  Subject to the provisions
          ------------------------------------------
hereof, the Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Restated Articles in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing at any time and from time to time, the provisions set forth in Article 5 (Classified Board) and Article 6 (Action by Written Consent) may be repealed, altered, amended or rescinded in any respect only if the same is approved by the affirmative vote of the holders of not less than 66 2/3% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).

     IN WITNESS WHEREOF, the undersigned President and Chief Executive Officer has executed these Restated Articles as of April 7, 2004.

                                   YP.NET, INC., a Nevada corporation

                                   /s/  Angelo  Tullo
                                   ----------------------------------------
                                   Angelo  Tullo
                                   President  and  Chief  Executive  Office